UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2002

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Item 5.     Other Event

See the following press release, dated August 19, 2002, announcing Gerber Scientific's extension of its bank agreement requirement to furnish certified financial statements for the 2002 fiscal year.

For Immediate Release	Contact: Shawn M. Harrington
August 19, 2002	860-644-1551

Bank Syndicate Grants Extension to Gerber Scientific, Inc.

SOUTH WINDSOR, CT -- Gerber Scientific, Inc. (NYSE: GRB) announced today that its bank syndicate granted the company a two-week extension to furnish the syndicate with certified financial statements from the previously expected filing date of its Form 10-K on August 13, 2002.

Gerber sought the extension after announcing Wednesday (August 14, 2002) that its fiscal fourth-quarter and fiscal full-year results would be delayed to allow KPMG, the company's auditors, additional time to complete the audit of Gerber's financial statements included in the Form 10-K. Gerber expects to file its Form 10-K within the two-week period.

About Gerber Scientific, Inc.

Gerber Scientific (http://www.gerberscientific.com) is the world's leading supplier of sophisticated automated manufacturing systems for sign making and specialty graphics, apparel and flexible goods, and optical lens processing. Headquartered in South Windsor, Connecticut, the company operates through four wholly owned subsidiaries: Gerber Scientific Products and Spandex PLC, Gerber Technology, and Gerber Coburn.

Safe Harbor Statement:

In addition to the historical information contained herein, there are matters discussed that are considered to be "forward-looking statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the company's operations, markets, products, and services, that could significantly affect results in the future. For a discussion of other risk factors relating to the company's business, see the company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 2001, October 31, 2001, and January 31, 2002 and its Annual Report on Form 10-K for the year ended April 30, 2001, as filed with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date of this release, and the company assumes no obligation to update or revise any forward-looking statements contained in this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	August 19, 2002	By:	/s/ Shawn M. Harrington
Shawn M. Harrington Senior Vice President (Principal Financial and Accounting Officer)